Exhibit 99.1

News Release
RAMBUS REPORTS SECOND QUARTER FINANCIAL RESULTS

Business and Financial Highlights:

•	Generated quarterly revenue of $76.5 million

•	Signed agreement to acquire Snowbush IP assets to bolster position in SerDes IP and product offerings

•	Signed agreement to acquire Inphi Memory Interconnect Business to create instant position in memory chipset market

•	Signed agreement with DishTV India to protect pay TV content for leading in-field provider

•	Quarterly GAAP diluted net income per share of $0.03; quarterly non-GAAP diluted net income per share of $0.15
SUNNYVALE, Calif. - July 18, 2016 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the second quarter ended June 30, 2016.

GAAP Financial Results:

Revenue for the second quarter of 2016 was $76.5 million, which was up 5% from the first quarter of 2016 primarily due to higher revenue from security technology development projects, including revenue from the acquisition of SCS. As compared to the second quarter of 2015, revenue was up 5% primarily due to higher revenue from security technology development projects, including revenue from the acquisition of SCS, offset by lower royalty revenue from various customers.

Revenue for the six months ended June 30, 2016 was $149.2 million, which was up 2% over the prior year period, primarily due to higher revenue from security technology development projects, offset by lower royalty revenue from various customers.

Total operating costs and expenses for the second quarter of 2016 were $64.5 million, 2% higher than the previous quarter and 13% higher than the second quarter of 2015. Second quarter operating costs and expenses of $64.5 million included $5.0 million of stock-based compensation expenses, $8.2 million of amortization expenses and $0.8 million of acquisition-related transaction costs. In comparison, total operating costs and expenses for the first quarter of 2016 of $63.4 million included $4.9 million of stock-based compensation expenses, $7.7 million of amortization expenses and $1.8 million of acquisition-related transaction costs. Total operating costs and expenses for the second quarter of 2015 were $57.3 million which included $4.4 million of stock-based compensation expenses and $6.3 million of amortization expenses. The change in total operating costs and expenses in the second quarter of 2016 as compared to the first quarter of 2016 was primarily due to higher consulting costs, higher prototyping costs, higher headcount related costs, higher amortization expense due to the SCS acquisition in the first quarter of 2016 and lower gain from settlement, partially offset by lower bonus accrual expense and lower acquisition-related transaction costs. The change in total operating costs and expenses in the second quarter of 2016 as compared to the second quarter of 2015 was primarily due to higher headcount related costs, higher amortization expense, higher acquisition-related transaction costs and lower gain from sale of intellectual property, partially offset by lower prototyping costs.

Total operating costs and expenses for the six months ended June 30, 2016 were $127.9 million, 14% higher than the six months ended June 30, 2015. The six months operating costs and expenses of $127.9 million included $9.9 million of stock-based compensation expenses, $15.9 million of amortization expenses and $2.6 million of acquisition-related transaction costs. This is compared to total operating costs and expenses for the six months ended June 30, 2015 of $112.3 million, which included $8.2 million of stock-based compensation expenses and $12.6 million of amortization expenses. The change in total operating costs and expenses was primarily attributable to higher headcount related costs, higher amortization expense, higher acquisition-related transaction costs, lower gain from sale of intellectual property, higher stock-based compensation expense and higher expenses related to software design tools offset by lower prototyping costs.

Net income for the second quarter of 2016 was $3.9 million as compared to net income of $1.9 million in the first quarter of 2016 and net income of $6.9 million in the second quarter of 2015. Diluted net income per share for the second quarter of 2016 was $0.03 as compared to diluted net income per share of $0.02 in the first quarter of 2016 and diluted net income per share of $0.06 in the second quarter of 2015, respectively.

Net income for the six months ended June 30, 2016 was $5.8 million as compared to a net income of $16.4 million for the same period of 2015. Diluted net income per share for the six months ended June 30, 2016 was $0.05 as compared to a diluted net income per share of $0.14 for the same period of 2015.

Non-GAAP Financial Results (1):

Total non-GAAP operating costs and expenses in the second quarter of 2016 were $50.5 million, which was 3% higher than the previous quarter, and 9% higher than the second quarter of 2015.

Total non-GAAP operating costs and expenses for the six months ended June 30, 2016 were $99.5 million as compared to $91.5 million in the same period of 2015 due primarily to higher headcount related costs, lower gain from sale of intellectual property and higher expenses related to software design tools offset by lower prototyping costs.

Non-GAAP net income in the second quarter of 2016 was $16.7 million, 14% higher than the prior quarter and 4% higher than the second quarter of 2015. Non-GAAP diluted net income per share was $0.15 in the second quarter of 2016 as compared to $0.13 in the prior quarter and $0.13 in the second quarter of 2015.

Non-GAAP net income for the six months ended June 30, 2016 was $31.3 million as compared to $33.0 million in the same period of 2015. Non-GAAP diluted net income per share was $0.28 for the six months ended June 30, 2016 as compared to non-GAAP diluted net income per share of $0.28 in the same period of 2015.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of June 30, 2016 were $259.3 million, an increase of $33.8 million from March 31, 2016. The increase in cash was primarily due to cash generated from operating activities.

During the second quarter of 2016, the Company recorded an income tax provision of approximately $6.1 million.

Third Quarter 2016 Outlook:

For the third quarter of 2016, the Company expects revenue to be between $75 million and $80 million. Achieving revenue in this range will require that the Company sign new customer agreements for mobile payments software and solutions licensing among other matters.

Conference Call:

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at investor.rambus.com. A replay will be available following the call as a webcast on the Rambus Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 46588543.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.
The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.
Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.
Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.
Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.
Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for periods in 2016 and 36 percent for periods in 2015, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning for future periods. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.
On occasion in the future, there may be other items, such as impairments and significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating to Rambus’ expectations regarding revenue for the third quarter of 2016, and estimated, fixed, long-term projected tax rates. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About Rambus Inc.

Rambus creates cutting-edge semiconductor and IP products, spanning memory and interfaces to security, smart sensors and lighting. Our chips, customizable IP cores, architecture licenses, tools, services, training and innovations improve the competitive advantage of our customers. We collaborate with the industry, partnering with leading ASIC and SoC designers, foundries, IP developers, EDA companies and validation labs. For more information, visit www.rambus.com.
RMBSFN
Contacts:
Linda Ashmore
Corporate Communications
Rambus Inc.
(408) 462-8411
lashmore@rambus.com
Nicole Noutsios

Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$188,011	$143,764
Marketable securities	71,320	143,942
Accounts receivable	11,326	16,408
Prepaids and other current assets	12,993	11,476
Total current assets	283,650	315,590
Intangible assets, net	100,900	64,266
Goodwill	162,715	116,899
Property, plant and equipment, net	55,056	56,616
Deferred taxes	159,097	162,485
Other assets	4,365	2,165
Total assets	$765,783	$718,021

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,269	$4,096
Accrued salaries and benefits	10,040	12,278
Deferred revenue	10,347	5,780
Other current liabilities	17,326	6,212
Total current liabilities	43,982	28,366
Long-term liabilities:
Convertible notes, long-term	122,744	119,418
Long-term imputed financing obligation	38,355	38,625
Other long-term liabilities	18,340	5,079
Total long-term liabilities	179,439	163,122
Total stockholders’ equity	542,362	526,533
Total liabilities and stockholders’ equity	$765,783	$718,021

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue:
Royalties	$62,835	$62,387	$125,712	$129,350
Contract and other revenue	13,666	10,425	23,471	16,376
Total revenue	76,501	72,812	149,183	145,726
Operating costs and expenses:
Cost of revenue (1)	14,089	12,137	26,296	22,893
Research and development (1)	28,753	29,188	57,280	57,722
Sales, general and administrative (1)	21,789	17,339	44,884	35,841
Gain from sale of intellectual property	—	(896)	—	(3,156)
Gain from settlement	(138)	(510)	(579)	(1,020)
Total operating costs and expenses	64,493	57,258	127,881	112,280
Operating income	12,008	15,554	21,302	33,446
Interest income and other income (expense), net	1,138	203	1,380	335
Interest expense	(3,163)	(3,091)	(6,304)	(6,174)
Interest and other income (expense), net	(2,025)	(2,888)	(4,924)	(5,839)
Income before income taxes	9,983	12,666	16,378	27,607
Provision for income taxes	6,107	5,805	10,624	11,244
Net income	$3,876	$6,861	$5,754	$16,363
Net income per share:
Basic	$0.04	$0.06	$0.05	$0.14
Diluted	$0.03	$0.06	$0.05	$0.14
Weighted average shares used in per share calculation
Basic	109,904	116,027	109,818	115,683
Diluted	112,061	120,939	112,202	119,225

_________
(1) Total stock-based compensation expense for the three and six months ended June 30, 2016 and 2015 is presented as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenue	$14	$27	$28	$39
Research and development	$2,109	$1,988	$4,189	$3,755
Sales, general and administrative	$2,926	$2,400	$5,696	$4,387

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Operating costs and expenses	$64,493	$63,388	$57,258	$127,881	$112,280
Adjustments:
Stock-based compensation expense	(5,049)	(4,864)	(4,415)	(9,913)	(8,181)
Acquisition-related transaction costs and retention bonus expense	(789)	(1,808)	—	(2,597)	(2)
Amortization expense	(8,152)	(7,719)	(6,323)	(15,871)	(12,646)
Non-GAAP operating costs and expenses	$50,503	$48,997	$46,520	$99,500	$91,451

Operating income	$12,008	$9,294	$15,554	$21,302	$33,446
Adjustments:
Stock-based compensation expense	5,049	4,864	4,415	9,913	8,181
Acquisition-related transaction costs and retention bonus expense	789	1,808	—	2,597	2
Amortization expense	8,152	7,719	6,323	15,871	12,646
Non-GAAP operating income	$25,998	$23,685	$26,292	$49,683	$54,275

Income before income taxes	$9,983	$6,395	$12,666	$16,378	$27,607
Adjustments:
Stock-based compensation expense	5,049	4,864	4,415	9,913	8,181
Acquisition-related transaction costs and retention bonus expense	789	1,808	—	2,597	2
Amortization expense	8,152	7,719	6,323	15,871	12,646
Non-cash interest expense on convertible notes	1,675	1,651	1,581	3,326	3,140
Non-GAAP income before income taxes	$25,648	$22,437	$24,985	$48,085	$51,576
GAAP provision for income taxes	6,107	4,517	5,805	10,624	11,244
Adjustment to GAAP provision for income taxes	2,870	3,336	3,190	6,206	7,324
Non-GAAP provision for income taxes	8,977	7,853	8,995	16,830	18,568
Non-GAAP net income	$16,671	$14,584	$15,990	$31,255	$33,008

Non-GAAP basic net income per share	$0.15	$0.13	$0.14	$0.28	$0.29
Non-GAAP diluted net income per share	$0.15	$0.13	$0.13	$0.28	$0.28
Weighted average shares used in non-GAAP per share calculation:
Basic	109,904	109,733	116,027	109,818	115,683
Diluted	112,061	112,252	120,939	112,202	119,225

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

GAAP effective tax rate	61%	71%	46%	65%	41%
Adjustment to GAAP effective tax rate	(26)%	(36)%	(10)%	(30)%	(5)%
Non-GAAP effective tax rate	35%	35%	36%	35%	36%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for periods in 2016 and 36 percent for periods in 2015, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning for future periods.